Exhibit 99.1

PennyMac Financial Services, Inc. Reports

Third Quarter 2022 Results

WESTLAKE VILLAGE, Calif. – October 27, 2022 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $135.1 million for the third quarter of 2022, or $2.46 per share on a diluted basis, on revenue of $476.3 million. Book value per share increased to $68.26 from $65.38 at June 30, 2022.

PFSI’s Board of Directors declared a third quarter cash dividend of $0.20 per share, payable on November 23, 2022, to common stockholders of record as of November 14, 2022.

Third Quarter 2022 Highlights

•	Pretax income was $185.5 million, up 4 percent from the prior quarter and down 45 percent from the third quarter of 2021

o	Repurchased 1.9 million shares of PFSI’s common stock at an average price of $51.13 per share for a cost of $99.7 million; also repurchased an additional 882 thousand shares through October 26th at an average price of $45.73 per share for a cost of $40.3 million

•	Production segment pretax income of $38.6 million, up from $9.7 million in the prior quarter and down from $330.6 million in the third quarter of 2021

o	Total loan acquisitions and originations, including those fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT), were $26.0 billion in UPB, down 3 percent from the prior quarter and 56 percent from the third quarter of 2021

o	Consumer direct interest rate lock commitments (IRLCs) were $3.8 billion in unpaid principal balance (UPB), down 12 percent from the prior quarter and 77 percent from the third quarter of 2021

o	Broker direct IRLCs were $1.9 billion in UPB, down 16 percent from the prior quarter and 62 percent from the third quarter of 2021

o	Government correspondent IRLCs totaled $12.4 billion in UPB, up 9 percent from the prior quarter and down 24 percent from the third quarter of 2021

o	Correspondent acquisitions of conventional loans fulfilled for PMT were $10.2 billion in UPB, down 1 percent from the prior quarter and 64 percent from the third quarter of 2021

•	Servicing segment pretax income was $145.3 million, down from $167.6 million in the prior quarter and up from $8.0 million in the third quarter of 2021

o	Pretax income excluding valuation-related items was $69.6 million, down 21 percent from the prior quarter

o	Valuation items included:

–	$237.2 million in mortgage servicing rights (MSR) fair value gains partially offset by $164.7 million in fair value decreases from hedging results

•	Net impact on pretax income related to these items was $72.4 million, or $0.97 in earnings per share

–	$3.2 million of reversals related to provisions for losses on active loans

o	Servicing portfolio grew to $539.1 billion in UPB, up 2 percent from June 30, 2022 and 9 percent from September 30, 2021, driven by production volumes which more than offset prepayment activity

•	Investment Management segment pretax income was $1.6 million, up from $0.2 million in the prior quarter and $1.0 million in the third quarter of 2021

o	Net assets under management (AUM) were $2.0 billion, down 3 percent from June 30, 2022, and 19 percent from September 30, 2021

“In the third quarter, PennyMac Financial once again delivered strong financial performance,” said Chairman and CEO David Spector. “Meaningful income contributions from both of our production and servicing segments led to an annualized return on equity of 16 percent and growth in book value per share, despite mortgage rates climbing to their highest levels in more than a decade. Our management team’s long-standing commitment to disciplined liquidity and capital management provides us the opportunity to repurchase shares at attractive prices well-below book value while also introducing new technologies like the recently-released POWER+ platform to our broker partners.”

Mr. Spector continued, “We remain focused on the broader challenges facing our industry in the near-term. We will remain vigilant in our risk management disciplines and continue to actively pursue opportunities to further improve efficiency across our businesses. I continue to believe Pennymac Financial is strategically well-positioned in the mortgage market given our strong levels of capital, our large and growing servicing portfolio, and our efficient and low-cost operating platform run by a best-in-class management team.”

The following table presents the contributions of PennyMac Financial’s segments to pretax income:

	Quarter ended September 30, 2022
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total

	(in thousands)
Revenue
Net gains on loans held for sale at fair value	$140,683	$28,011	$168,694	$-	$168,694
Loan origination fees	34,037	-	34,037	-	34,037
Fulfillment fees from PMT	18,407	-	18,407	-	18,407
Net loan servicing fees	-	243,742	243,742	-	243,742
Management fees	-	-	-	7,731	7,731
Net interest income (expense):
Interest income	30,825	52,169	82,994	-	82,994
Interest expense	24,970	57,995	82,965	-	82,965
	5,855	(5,826)	29	-	29
Other	474	556	1,030	2,620	3,650
Total net revenue	199,456	266,483	465,939	10,351	476,290
Expenses	160,884	121,200	282,084	8,734	290,818
Income before provision for income taxes	$38,572	$145,283	$183,855	$1,617	$185,472

Production Segment

The Production segment includes the correspondent acquisition of newly originated government-insured mortgage loans for PennyMac Financial’s own account, fulfillment services on behalf of PMT and direct lending through the consumer direct and broker direct channels, including the underwriting and acquisition of loans from correspondent sellers on a non-delegated basis.

PennyMac Financial’s loan production activity for the quarter totaled $26.0 billion in UPB, $15.8 billion of which was for its own account, and $10.2 billion of which was fee-based fulfillment activity for PMT. Correspondent government and direct lending IRLCs totaled $18.0 billion in UPB, up 1 percent from the prior quarter and down 52 percent from the third quarter of 2021 due to the significant reduction in the size of the overall origination market.

Production segment pretax income was $38.6 million, up from $9.7 million in the prior quarter and down from $330.6 million in the third quarter of 2021. Production segment revenue totaled $199.5 million, down 11 percent from the prior quarter and 69 percent from the third quarter of 2021. The quarter-over-quarter decrease was driven by a $12.2 million decrease in net gains on loans held for sale primarily driven by the smaller origination market.

The components of net gains on loans held for sale are detailed in the following table:

	Quarter ended
	September 30, 2022	June 30, 2022	September 30, 2021

	(in thousands)
Receipt of MSRs and recognition of MSLs in loan sale transactions	$345,077	$398,253	$398,665
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(1,648)	(4,752)	(12,976)
Reversal of (provision for) liability for representations and warranties, net	118	45	(2,206)
Cash (loss) gain (1)	(16,795)	(368,554)	126,053
Fair value changes of pipeline, inventory and hedges	(158,058)	197,575	117,218
Net gains on mortgage loans held for sale	$168,694	$222,567	$626,754
Net gains on mortgage loans held for sale by segment:
Production	$140,683	$152,895	$496,568
Servicing	$28,011	$69,672	$130,186

(1) Net of cash hedging results

PennyMac Financial performs fulfillment services for conventional conforming and jumbo loans acquired by PMT from non-affiliates in its correspondent production business. These services include, but are not limited to, marketing, relationship management, correspondent seller approval and monitoring, loan file review, underwriting, pricing, hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.

Fees earned from the fulfillment of correspondent loans on behalf of PMT totaled $18.4 million in the third quarter, down 11 percent from the prior quarter and 58 percent from the third quarter of 2021. The decrease from the prior quarter was driven by a lower fulfillment fee rate due to the competitive mortgage market while the decrease from the third quarter of 2021 was primarily driven by the decrease in conventional acquisition volumes.

Net interest income totaled $5.9 million, down from $9.2 million in the prior quarter. Interest income in the third quarter totaled $30.8 million, up from $28.4 million in the prior quarter, and interest expense totaled $25.0 million, up from $19.2 million in the prior quarter, both due to increasing interest rates.

Production segment expenses were $160.9 million, down 25 percent from the prior quarter and 48 percent from the third quarter of 2021. The decline from the prior quarter was driven by lower volumes in the direct lending channels and the expense management initiatives announced in prior quarters.

Servicing Segment

The Servicing segment includes income from owned MSRs, subservicing and special servicing activities. Servicing segment pretax income was $145.3 million, down from $167.6 million in the prior quarter and up from $8.0 million in the third quarter of 2021. Servicing segment net revenues totaled $266.5 million, down from $278.6 million in the prior quarter and up from $136.8 million in the third quarter of 2021. The quarter-over-quarter decrease was primarily driven by a $41.7 million decrease in net gains on loans held for sale related to early buyout (EBO) activity and was partially offset by a $24.6 million decrease in net interest expense.

Revenue from net loan servicing fees totaled $243.7 million, up slightly from $238.4 million in the prior quarter as increased servicing fees from a larger servicing portfolio and higher net valuation-related gains were largely offset by increased realization of cash flows, due to higher average MSR balances during the quarter. Revenue from loan servicing fees included $313.1 million in servicing fees, reduced by $141.8 million from the realization of MSR cash flows. Net valuation-related gains totaled $72.4 million, and included MSR fair value gains of $237.2 million and hedging declines of $164.7 million primarily driven by increasing interest rates during the period.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	September 30, 2022	June 30, 2022	September 30, 2021

	(in thousands)
Loan servicing fees (1)	$313,080	$302,350	$267,758
Changes in fair value of MSRs and MSLs resulting from:
Realization of cash flows	(141,781)	(121,724)	(82,217)
Change in fair value inputs	237,192	233,826	(65,452)
Hedging losses	(164,749)	(176,005)	(86,459)
Net change in fair value of MSRs and MSLs	(69,338)	(63,903)	(234,128)
Net loan servicing fees	$243,742	$238,447	$33,630

(1) Includes contractually-specified servicing fees

Servicing segment revenue included $28.0 million in net gains on loans held for sale related to reperforming government-insured and guaranteed loans purchased out of Ginnie Mae securitizations, or EBOs. These gains were down from $69.7 million in the prior quarter and $130.2 million in the third quarter of 2021 as a result of lower volumes and redelivery gains due to higher interest rates.

Net interest expense totaled $5.8 million, versus net interest expense of $30.4 million in the prior quarter and $27.1 million in the third quarter of 2021. Interest income was $52.2 million, up from $21.5 million in the prior quarter as increased placement fees on custodial balances offset the decline in interest income on EBO loans held for sale. Interest expense was $58.0 million, up from $51.9 million in the prior quarter also due to higher interest rates.

Servicing segment expenses totaled $121.2 million, up from $111.0 million in the prior quarter. The third quarter included $3.2 million in reversals for credit losses on active loans versus $21.5 million in the prior quarter.

The total servicing portfolio grew to $539.1 billion in UPB at September 30, 2022, an increase of 2 percent from June 30, 2022 and 9 percent from September 30, 2021. PennyMac Financial subservices $231.0 billion in UPB, up 2 percent from June 30, 2022 and 6 percent from September 30, 2021. PennyMac Financial’s owned MSR portfolio grew to $308.1 billion in UPB, an increase of 2 percent from June 30, 2022 and 11 percent from September 30, 2021.

The table below details PennyMac Financial’s servicing portfolio UPB:

	September 30, 2022	June 30, 2022	September 30, 2021

	(in thousands)
Prime servicing:
Owned
Mortgage servicing rights and liabilities
Originated	$283,653,037	$276,627,961	$241,193,600
Acquisitions	20,182,332	20,683,203	26,913,133
	303,835,369	297,311,164	268,106,733
Loans held for sale	4,287,585	3,575,712	9,295,126
	308,122,954	300,886,876	277,401,859
Subserviced for PMT	230,959,804	226,365,581	217,984,987
Total prime servicing	539,082,758	527,252,457	495,386,846
Special servicing - subserviced for PMT	19,015	23,001	28,801
Total loans serviced	$539,101,773	$527,275,458	$495,415,647

Investment Management Segment

PennyMac Financial manages PMT for which it earns base management fees and may earn incentive compensation. Net AUM were $2.0 billion as of September 30, 2022, down 3 percent from June 30, 2022 and 19 percent from September 30, 2021 due to PMT’s financial performance.

Pretax income for the Investment Management segment was $1.6 million, up from $0.2 million in the prior quarter and $1.0 million in the third quarter of 2021. Base management fees from PMT were $7.7 million, down from $7.9 million in the prior quarter and $8.8 million in the third quarter of 2021 due to the decline in AUM. No performance incentive fees were earned in the third quarter.

The following table presents a breakdown of management fees:

	Quarter ended
	September 30, 2022	June 30, 2022	September 30, 2021

	(in thousands)
Management fees:
Base	$7,731	$7,910	$8,778
Performance incentive (adjustment)	-	-	(258)
Total management fees	$7,731	$7,910	$8,520

Net assets of PennyMac Mortgage Investment Trust	$2,017,331	$2,070,640	$2,479,327

Investment Management segment expenses totaled $8.7 million, down 8 percent from the prior quarter and essentially unchanged from the third quarter of 2021.

Consolidated Expenses

Total expenses were $290.8 million, down 13 percent from the prior quarter and 35 percent from the third quarter of 2021. The quarter-over-quarter decrease was primarily driven by lower production volumes in the direct lending channels and the expense management initiatives announced in prior quarters.

***

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at ir.pennymacfinancial.com after the market closes on Thursday, October 27, 2022.

# -

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. Founded in 2008, the company is recognized as a leader in the U.S. residential mortgage industry and employs over 4,600 people across the country. For the twelve months ended September 30, 2022, PennyMac Financial’s production of newly originated loans totaled $133 billion in unpaid principal balance, making it the fourth largest mortgage lender in the nation. As of September 30, 2022, PennyMac Financial serviced loans totaling $539 billion in unpaid principal balance, making it a top ten mortgage servicer in the nation. Additional information about PennyMac Financial Services, Inc. is available at ir.pennymacfinancial.com.

Media	Investors
Kristyn Clark	Kevin Chamberlain
kristyn.clark@pennymac.com	Isaac Garden
(805)395-9943	PFSI_IR@pennymac.com
(818)224-7028

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics such as COVID-19; declines in real estate or significant changes in U.S. housing prices or activity in the U.S. housing market; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our business; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to our business, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and our success in winning bids; our substantial amount of indebtedness; the discontinuation of LIBOR; increases in loan delinquencies and defaults; failure to modify, resell or refinance early buyout loans; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant contributor to our mortgage banking business; maintaining sufficient capital and liquidity and compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; decreases in the returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; the extensive amount of regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; the effect of public opinion on our reputation; our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity and climate risks; our initiation or expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to mitigate cybersecurity risks and cyber incidents; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

The Company’s earnings materials contain financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as pretax income excluding valuation-related items that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosure has limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30, 2022	June 30, 2022	September 30, 2021

	(in thousands, except share amounts)
ASSETS
Cash	$1,558,679	$1,415,396	$476,497
Short-term investments at fair value	36,098	4,961	5,046
Loans held for sale at fair value	4,149,726	3,586,810	9,659,695
Derivative assets	164,160	103,901	429,984
Servicing advances, net	455,083	570,822	522,906
Mortgage servicing rights at fair value	5,661,672	5,217,167	3,611,120
Operating lease right-of-use assets	72,138	82,078	85,266
Investment in PennyMac Mortgage Investment Trust at fair value	884	1,037	1,477
Receivable from PennyMac Mortgage Investment Trust	32,306	43,234	49,993
Loans eligible for repurchase	3,757,538	2,778,768	4,335,378
Other	473,527	468,081	567,776
Total assets	$16,361,811	$14,272,255	$19,745,138

LIABILITIES
Assets sold under agreements to repurchase	$3,487,335	$2,441,816	$6,897,157
Mortgage loan participation purchase and sale agreements	367,473	502,116	519,784
Obligations under capital lease	-	-	5,583
Notes payable secured by mortgage servicing assets	1,793,972	1,793,260	1,297,176
Unsecured senior notes	1,778,988	1,778,055	1,783,230
Derivative liabilities	125,487	42,702	14,204
Mortgage servicing liabilities at fair value	2,214	2,337	47,567
Accounts payable and accrued expenses	358,187	317,998	358,944
Operating lease liabilities	92,380	102,756	105,452
Payable to PennyMac Mortgage Investment Trust	87,978	98,991	138,972
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	26,675	27,014	31,815
Income taxes payable	964,307	885,721	659,768
Liability for loans eligible for repurchase	3,757,538	2,778,768	4,335,378
Liability for losses under representations and warranties	37,187	39,336	45,806
Total liabilities	12,879,721	10,810,870	16,240,836

STOCKHOLDERS' EQUITY
Common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding 51,011,021, 52,938,854, and 60,419,578 shares, respectively	5	5	6
Additional paid-in capital	-	-	372,198
Retained earnings	3,482,085	3,461,380	3,132,098
Total stockholders' equity	3,482,090	3,461,385	3,504,302
Total liabilities and stockholders’ equity	$16,361,811	$14,272,255	$19,745,138

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	September 30, 2022	June 30, 2022	September 30, 2021

	(in thousands, except per share amounts)
Revenue
Net gains on loans held for sale at fair value	$168,694	$222,567	$626,754
Loan origination fees	34,037	39,945	94,581
Fulfillment fees from PennyMac Mortgage Investment Trust	18,407	20,646	43,922
Net loan servicing fees:
Loan servicing fees	313,080	302,350	267,758
Change in fair value of mortgage servicing rights, mortgage servicing liabilities and excess servicing spread financing	95,411	112,102	(147,669)
Mortgage servicing rights hedging results	(164,749)	(176,005)	(86,459)
Net loan servicing fees	243,742	238,447	33,630
Net interest income (expense):
Interest income	82,994	49,864	68,312
Interest expense	82,965	71,127	90,711
	29	(21,263)	(22,399)
Management fees from PennyMac Mortgage Investment Trust	7,731	7,910	8,520
Other	3,650	3,263	1,604
Total net revenue	476,290	511,515	786,612
Expenses
Compensation	157,793	198,192	249,183
Technology	35,647	34,621	32,406
Loan origination	28,356	44,931	80,932
Servicing	20,399	3,051	27,892
Professional services	16,230	20,793	24,429
Occupancy and equipment	11,299	9,371	9,389
Marketing and advertising	7,601	13,007	11,360
Other	13,493	10,023	11,472
Total expenses	290,818	333,989	447,063
Income before provision for income taxes	185,472	177,526	339,549
Provision for income taxes	50,338	48,363	90,239
Net income	$135,134	$129,163	$249,310
Earnings per share
Basic	$2.59	$2.38	$4.02
Diluted	$2.46	$2.28	$3.80
Weighted-average common shares outstanding
Basic	52,170	54,167	62,085
Diluted	54,968	56,642	65,653
Dividends declared per share	$0.20	$0.20	$0.20